As filed with the Securities and Exchange Commission on April 26, 1996

                                            REGISTRATION STATEMENT NO. 33-
===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -----------------

                                 PANENERGY CORP
                 (Exact name of issuer as specified in charter)

              Delaware                                    74-2150460
   (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                             5400 Westheimer Court
                                 P.O. Box 1642
                           Houston, Texas 77251-1642
                                 (713) 627-5400
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -----------------

                  TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN OF
                         PANHANDLE EASTERN CORPORATION
                          AND PARTICIPATING AFFILIATES
                            (Full title of the plan)

                              -----------------

                           ROBERT W. REED, Secretary
                                 PanEnergy Corp
        5400 Westheimer Court, P.O. Box 1642, Houston, Texas 77251-1642
                                 (713) 627-5400
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -----------------

          Approximate date of commencement of proposed sale to public:
     From time to time after the Registration Statement becomes effective.

                              -----------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                               Proposed          Proposed
          Title of each                     Amount             maximum           maximum          Amount of
       class of securities                  to be            offering price       aggregate     registration
       to be registered (1)              registered(2)         per unit       offering price        fee
- ----------------------------------------------------------------------------------------------------------------
 Common Stock, par value           1,000,000 shares            32 1/4(3)      $32,250,000(3)      $11,121.00
  $1.00 per share
================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

(2) Plus an indeterminate number of shares of Common Stock which may be issued as a result of any stock dividend, stock split or other recapitalization.

(3) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System on April 24, 1996.

===============================================================================

                                    PART II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by PanEnergy Corp ("PEC" or the "Company") (formerly Panhandle Eastern Corporation) pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"):

              1. The Company's Annual Report on Form l0-K for the year ended December 31, 1995. (File No. 1-8157).

              2. The Annual Report on Form 11-K for the year ended December 31, 1995 of the Tax Credit Employee Stock Ownership Plan of Panhandle Eastern Corporation and Participating Affiliates (the "Plan"). (File No. 1-8157).

          All other documents hereinafter filed by the Company and by the Plan pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          The consolidated financial statements of PEC and Subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 and the financial statements of the Plan as of and for the year ended December 31, 1995, both incorporated by reference herein have been incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 4. DESCRIPTION OF CAPITAL STOCK

          At March 31, 1996, the authorized capital stock of the Company included 300,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of which 150,753,152 were outstanding. At that date 1,000,000 shares were reserved for the Plan described herein, 2,196,640 were reserved for issuance under the Company's Dividend Reinvestment & Stock Purchase Plan, 398,717 were reserved for issuance under the Company's 1977 Non-Qualified Stock

Option Plan, 34,430 were reserved for issuance under the Company's Employees' Stock Ownership Plan, 1,217,994 were reserved for issuance under the Company's 1982 Key Employee Stock Option Plan, 1,862,242 were reserved for issuance under the Company's Employees' Savings Plan, 1,754,893 were reserved for issuance under the Company's 1990 Long Term Incentive Plan, 292,470 were reserved for issuance under the Company's Special Recognition Bonus Plan, 198,000 were reserved for issuance under the Company's 1989 Nonemployee Directors Stock Option Plan, 593,551 were reserved for issuance under the Associated Natural Gas Equity Incentive Plan and 2,873,459 were reserved for issuance under the Company's 1994 Long Term Incentive Plan.

          At March 31, 1996, the Company also had authorized 3,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"). At March 31, 1996, no Preferred Stock was outstanding.

          The following statements constitute brief summaries of certain provisions of the Company's Restated Certificate of Incorporation, By-Laws and other documents, all of which are listed as exhibits to this Registration Statement and are incorporated herein by reference. Such summaries do not purport to be complete and are qualified in their entirety by reference to the above documents.

COMMON STOCK

          General. Each share of Common Stock has one vote on all matters on which stockholders are entitled or permitted to vote, including the election or removal of directors. Holders of the Common Stock have no redemption or conversion rights, participate ratably in any distribution of assets to stockholders in liquidation, subject to the preferential rights of holders of Preferred Stock, and have no preemptive or other subscription rights. Cumulative voting is not permitted in the election of directors. Holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors (the "Board") out of funds legally available therefor,
subject to the preferential rights of the holders of Preferred Stock.   All
outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and nonassessable. Continental Stock Transfer & Trust Company is transfer agent and registrar for the Company's Common Stock.

          Certain Provisions of the Restated Certificate of incorporation and By-Laws. The By-Laws of the Company provide that the Board shall consist of no less than three members, divided into three classes, each class to have a three-year term and to be as nearly equal in number of directors as possible. The three-year terms of office of the directors shall expire at successive annual meetings of stockholders, so that one class is elected each year. Under the Company's Restated Certificate of Incorporation, the By-Laws of the Company may only be amended or repealed by (a) resolution adopted by a majority of the Board or (b) at any annual or special meeting of stockholders by the affirmative vote of the holders of not less than 75 percent of the outstanding shares of capital stock of the Company at the time entitled to vote generally in the election of directors ("Voting Stock").

          The Company's Restated Certificate of Incorporation also requires that certain "Business Transactions," including mergers, consolidations and sales of a substantial amount of assets, between the Company and a "Related Person" (e.g., any person who is the beneficial owner of more than ten percent of the voting power of the Company) be approved by the affirmative vote of the holders of at least 80 percent of the outstanding Voting Stock unless (a) the transaction is approved by two-thirds (2/3) of the "Continuing Directors" of the Company (generally, the members of the Board as constituted prior to the time such Related Person became a Related Person with such additional persons as such members shall appoint or nominate for election by the stockholders), or (b) the transaction is a merger or consolidation in which stockholders of the Company will receive at least a certain minimum price for their shares (based on the highest price paid by the Related Person in specified instances) and certain other conditions are satisfied.

RESTRICTIONS ON DIVIDENDS

          At March 31, 1996, under the most restrictive covenant limiting the payment of dividends by the Company, the consolidated stockholders' equity of the Company available for the payment of dividends was $1,054,772,000.

PREFERRED STOCK

         The Board, without further action by the stockholders, is authorized to issue shares of Preferred Stock in one or more series and, with certain limitations, to determine preferences as to dividends and in liquidation and voting, conversion, redemption and other rights of each series. The Board could issue a series or series of Preferred Stock with rights more favorable with respect to dividends and liquidation than those held by the holders of the Common Stock.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law provides that every corporation shall have the power to indemnify officers and directors against certain liabilities. The By-Laws of the Company provide that it shall indemnify any director, advisory director, officer or employee of the Company against certain liabilities, which include liabilities under the Securities Act of 1933, as amended ("Securities Act").

         The Company also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums for which are paid by the Company. The effect of these is to indemnify any officer or director of the Company against expenses, judgements, fines, attorney's fees, and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

         The following documents are filed as a part of this Registration Statement or incorporated by referenced herein:

EXHIBIT                                                                                                FILE
NUMBER                      DESCRIPTION                       ORIGINALLY FILED AS EXHIBIT             NUMBER
- ------                      -----------                       ---------------------------            -------
     3.1     Amended and Restated Certificate of           3.01 to Form 10-K of PEC for year         1-8157
             Incorporation of Panhandle Eastern            ended December 31, 1995
             Corporation, including the Certificate
             of Elimination of the Participating
             Stock of Panhandle Eastern Corporation

     3.2     By-Laws of Panhandle Eastern                  19(a) to Form 10-Q of PEC for             1-8157
             Corporation, effective July 8, 1986           quarter ended September 30, 1986

   * 5.1     Opinion of Carl B. King

   *23.1     Consent of KPMG Peat Marwick LLP

   *23.2     Consent of Carl B. King
             (contained in Exhibit 5.1)

   *24       Powers of Attorney

   *99       Tax Credit Employee Stock Ownership
             Plan of Panhandle Eastern Corporation
             and Participating Affiliates

- -------------
*Filed herewith

Item 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         In reliance upon the requirements of this Form S-8, the Company has not obtained an opinion of counsel concerning compliance with the requirements of the Employee Retirement Insurance Security Act of 1974 or a determination letter from the Internal Revenue Service (the "IRS") that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986. The undersigned Company hereby undertakes to submit the Plan and, from time to time, any amendments thereto, to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON AND STATE OF TEXAS ON THE 26TH DAY OF APRIL, 1996.

                                     PanEnergy Corp
                                        Registrant


                                     By /s/ Paul F. Ferguson, Jr.
                                        --------------------------------------
                                        (Paul F. Ferguson, Jr., Senior Vice
                                        President and Chief Financial Officer)

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THEIR CAPACITIES AND ON THE DATES INDICATED:

                 Signature                                                   Title
                 ---------                                                   -----
(i)  Principal executive officer:*

             PAUL M. ANDERSON                                 President and Chief Executive
- --------------------------------------------                      Officer
            (Paul M. Anderson)

(ii)  Principal financial officer:*

             PAUL F. FERGUSON, JR.                            Senior Vice President and
- --------------------------------------------                      Chief Financial Officer
            (Paul F. Ferguson, Jr.)

(iii)  Principal accounting officer:*

              SANDRA  P. MEYER                                Vice President and Controller
- --------------------------------------------
              (Sandra P. Meyer)

(iv)  Board of Directors:*

              DENNIS R. HENDRIX
- --------------------------------------------
             (Dennis R. Hendrix)


              PAUL M. ANDERSON
- --------------------------------------------
             (Paul M. Anderson)

              MILTON CARROLL
- --------------------------------------------
             (Milton Carroll)

               ROBERT CIZIK
- --------------------------------------------
              (Robert Cizik)

          CHARLES W. DUNCAN, JR.
- --------------------------------------------
         (Charles W. Duncan, Jr.)

            HARRY E. EKBLOM
- --------------------------------------------
           (Harry E. Ekblom)

             WILLIAM T. ESREY
- --------------------------------------------
            (William T. Esrey)

             ANN MAYNARD GRAY
- --------------------------------------------
            (Ann Maynard Gray)

              HAROLD S. HOOK
- --------------------------------------------
             (Harold S. Hook)

            LEO E. LINBECK, JR.
- --------------------------------------------
           (Leo E. Linbeck, Jr.)

            GEORGE L. MAZANEC
- --------------------------------------------
           (George L. Mazanec)

            RALPH S. O'CONNOR
- --------------------------------------------
           (Ralph S. O'Connor)


- ---------
*Signed on behalf of each of these persons.


By        /s/ Robert W. Reed
  ------------------------------------------
     (Robert W. Reed, Attorney-in-Fact)

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE PLAN HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 26TH DAY OF APRIL, 1996.

                                        Tax Credit Employee Stock Ownership
                                        Plan of Panhandle Eastern Corporation
                                        and Participating Affiliates


                                        By  /s/ Bruce A. Williamson
                                          -------------------------------------
                                           (Bruce A. Williamson, Chairman of
                                            Administrative Committee)

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

ALL OF THE MEMBERS OF THE ADMINISTRATIVE COMMITTEE*

         ERIK B. CARLSON

         H. D. CHURCH

         PAUL F. FERGUSON, JR.

         D. R. HENNIG

         P. J. HESTER

         THEOPOLIS HOLEMAN

         SANDRA P. MEYER

         BRUCE A. WILLIAMSON

- -------------
*  Signed on behalf of the Administrative Committee:

By     /s/ Robert W. Reed
    -------------------------------------
       (Robert W. Reed, Attorney-in-Fact)

EXHIBIT
NUMBER                DESCRIPTION
- ------                -----------

   5.1     Opinion of Carl B. King

  23.1     Consent of KPMG Peat Marwick LLP

  23.2     Consent of Carl B. King
             (contained in Exhibit 5.1)

  24       Powers of Attorney

  99       Tax Credit Employee Stock Ownership
             Plan of Panhandle Eastern Corporation
             and Participating Affiliates